UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2014

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	88-0378336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Fifth Avenue, 14th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 459-4201

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.       Regulation FD Disclosure.

On October 21, 2014, Actinium Pharmaceuticals, Inc. (the “Company”) presented an overview of the Company’s two lead development programs at the Key Opinion Leader (“KOL”) event focused on emerging therapies for Acute Myeloid Leukemia, at the Palace Hotel in New York City. The Company hosted the event. A copy of the Company’s presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The meeting featured Joseph G. Jurcic, MD, Professor of Medicine and Director of the Hematologic Malignancies Section of the Hematology/Oncology Division at Columbia University Medical Center. A copy of Dr. Jurcic’s presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein is deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	KOL Event Lead Programs Overview Presentation.
99.2	KOL Presentation, dated October 21, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2014	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Kaushik J. Dave
		Name:	Kaushik J. Dave
		Title:	President and Chief Executive Officer

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